EXHIBIT 99.2

CONTACT:
Kelly Taylor
Director, Investor Relations
(216) 676-2000

GrafTech Recognizes Impairment Charge; Announces Additional Initiatives to Increase Global Competitiveness, Reduce Cost and Improve Profitability

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GrafTech records an estimated non-cash impairment charge of $126 million due to recent changes in the competitive environment impacting the Engineered Solutions segment's advanced graphite materials business

•	New initiatives to rationalize Engineered Solutions product line expected to generate $18 million in annual cost savings at a total cost of approximately $24 million

•	Continued review across all aspects of business underway for additional cost savings

•	Industrial Materials rationalization plan substantially complete, on target to achieve $75 million in annual savings

•	Cumulative impact of announced initiatives expected to generate over $90 million in annual cost savings when fully implemented

PARMA, Ohio - July 29, 2014 - GrafTech International Ltd. (NYSE:GTI) today announced an estimated $126 million non-cash impairment charge and additional initiatives to increase its global competitiveness, reduce cost and improve profitability. These initiatives build on the progress the company has made over the last nine months and are expected to generate $18 million in annual savings. Together with the $75 million in annual savings generated by the largely completed Industrial Materials production rationalization, GrafTech expects to generate over $90 million in ongoing annual cost savings.

Product Line Rationalization in Engineered Solutions
As a result of recent changes in the business environment, management reviewed its advanced graphite materials (AGM) business, and evaluated opportunities to improve efficiencies and more effectively utilize supply chain and collaborative relationships. As a result, the company has decided to exit production of certain AGM product lines, including its isomolded products primarily serving the solar industry, where compressing margins in an increasingly competitive environment have eroded the value proposition. Given the recent continuing rapid rate of decline in pricing in the solar supply chain, the returns associated with these product lines have

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become insufficient to contribute to our target of mid-teen percentage operating margins for the Engineered Solutions segment.

As part of these efforts, the company plans to discontinue certain product line production at its facilities in Clarksburg, West Virginia; Columbia, Tennessee; and Emporium, Pennsylvania. The company will also realign overhead related to these product lines. The product lines discontinuance and related overhead reductions are expected to yield approximately $18 million of annual cost savings, of which $8 million are expected to be cash savings. The actions are targeted to be substantially complete by the end of 2014 and are expected to contribute approximately $1 million in savings in 2014, with the full effect being reflected in the second half of 2015.

Costs of these actions are estimated to be approximately $24 million, related primarily to inventory impairment and rationalization expenses. The company recorded a charge of $11 million in the second quarter of 2014 and expects the remaining $13 million to be recognized in the second half of 2014. Approximately $7 million of the total costs will be cash that is expected to be paid over the next 12 months.

The company also recorded an estimated $126 million non-cash charge, reflecting the impairment of long-lived assets in the AGM business. The recent deterioration of the outlook of profitability related to production of graphite and related products primarily servicing the solar industry and the migration of the supply chain to a very competitive China market caused the company to re-evaluate its participation in those product lines.

GrafTech also recorded a $59 million non-cash charge in the second quarter of 2014 to increase the valuation allowance against certain U.S. deferred income tax assets. The non-cash tax expense is a result of near-term reduced profit expectations but does not result in or limit the company's ability to utilize tax losses carried forward in the future.

The above charges are based on the company's preliminary second quarter earnings and are subject to adjustment.

Joel Hawthorne, Chief Executive Officer of GrafTech, commented, “With the initiatives announced today and the substantial completion of our Industrial Materials rationalization and

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recent revolving credit facility refinancing, we're repositioning the company to drive profitable and sustainable growth. We are sharpening our commercial focus in Engineered Solutions by targeting higher growth, higher margin product lines and leveraging supply chain and collaborative relationships to optimize our go-to-market strategy.”

Continued Cost Savings Review Across All Aspects of Business Underway
The company is also reevaluating its business structure of the Industrial Materials and Engineered Solutions segments and the ongoing needs to support those businesses. The company expects to complete this assessment over the next quarter. Anticipated actions under consideration include a combination of layoffs, attrition, early retirement, reduced contractor costs and other cost savings initiatives designed to simplify work processes and drive greater accountability.

Mr. Hawthorne concluded, "While it is always difficult to make decisions that impact our teammates, these actions are designed to make GrafTech a more competitive global company that is better positioned to drive growth and innovation and respond more quickly to customer demands. These actions further underscore our continuing commitment to improving performance in the short-term as we position the company to deliver long-term, sustainable value for our shareholders."

In conjunction with this release, you are invited to listen to our earnings call being held today at 11:00 a.m. Eastern. The call will be webcast and available at www.GrafTech.com, in the investor relations section. The earnings call dial-in number is 877-736-7716 for domestic and 706-501-7465 for international. A rebroadcast webcast will be available following the call, and for 30 days thereafter, at www.GrafTech.com, in the investor relations section. GrafTech also makes its complete financial reports that have been filed with the Securities and Exchange Commission (SEC) and other information available at www.GrafTech.com. This includes its interim report on Form 10-Q for the period reported. The information in our website is not part of this release or any report we file or furnish to the SEC. Upon request, GrafTech will provide its stockholders with a hard copy of its complete audited financial statement, free of charge.

GrafTech International is a global company that has been redefining limits for more than 125 years. We offer innovative graphite material solutions for our customers in a wide range of industries and end markets, including steel manufacturing, advanced energy applications and latest generation electronics. GrafTech operates 20 principal manufacturing facilities on four continents and sells products in over 70 countries. Headquartered in Parma, Ohio, GrafTech employs approximately 2,600 people. For more information, call 216-676-2000 or visit www.GrafTech.com.

NOTE ON FORWARD-LOOKING STATEMENTS: This news release and related discussions may contain forward-looking statements about such matters as: our outlook for 2014; future or targeted operational and financial performance; growth prospects and rates; the markets we serve; future or targeted profitability, cash flow, liquidity, sales, costs and expenses, tax rates, working capital, inventory levels, debt levels, capital expenditures, EBITDA, cost savings and business opportunities and positioning; strategic plans; stock repurchase plans; cost, inventory and supply chain management; rationalization and related activities; the impact of rationalization, product line

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changes, cost competitiveness and liquidity initiatives; expected or targeted changes in production capacity or levels, operating rates or efficiency in our operations or our competitors' or customers' operations; future prices and demand for our products and changes therein; product quality; diversification, new products, and product improvements and their impact on our business; the integration or impact of acquired businesses; investments and acquisitions that we may make in the future; possible financing (including factoring and supply chain financing) activities; our customers' operations and demand for their products; our position in markets we serve; regional and global economic and industry market conditions and changes therein, including our expectations concerning their impact on us and our customers and suppliers; conditions and changes in the global financial and credit markets; tax rates and the effects of jurisdictional mix; the impact of accounting changes; and currency exchange and interest rates and changes therein.

We have no duty to update these statements. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, due to various factors, including: adjustments to our preliminary 2014 second quarter results; actual timing of the filing of our Form 10-Q with the SEC and potential effects of delays in such filing; failure to achieve cost savings, EBITDA or other estimates; actual outcome of uncertainties associated with assumptions and estimates used when applying critical accounting policies and preparing financial statements; failure to successfully develop and commercialize new or improved products; adverse changes in cost, inventory or supply chain management; limitations or delays on capital expenditures; business interruptions including those caused by weather, natural disaster, or other causes; delays or changes in, or non-consummation of proposed investments or acquisitions; failure to successfully integrate or achieve expected synergies, performance or returns expected from any completed investments or acquisitions; inability to protect our intellectual property rights or infringement of intellectual property rights of others; changes in market prices of our securities; changes in our ability to obtain financing on acceptable terms; adverse changes in labor relations; adverse developments in legal proceedings or investigations; non-realization of anticipated benefits from, or variances in the cost or timing of, organizational changes, rationalizations and restructurings; loss of market share or sales due to rationalization, product line changes, or pricing activities; negative developments relating to health, safety or environmental compliance, remediation or liabilities; downturns, production reductions or suspensions, or other changes in steel, electronics and other markets we or our customers serve; customer or supplier bankruptcy or insolvency events; political unrest which adversely impacts us or our customers' businesses; declines in demand; intensified competition and price or margin decreases; graphite electrode and needle coke manufacturing capacity increases; fluctuating market prices for our products, including adverse differences between actual graphite electrode prices and spot or announced prices; consolidation of steel producers; mismatches between manufacturing capacity and demand; significant changes in our provision for income taxes and effective income tax rate; changes in the availability or cost of key inputs, including petroleum-based coke or energy; changes in interest or currency exchange rates; inflation or deflation; failure to satisfy conditions to government grants; continuing uncertainty over U.S. fiscal policy or condition; European sovereign debt issue; changes in government fiscal and monetary policy; a protracted regional or global financial or economic crisis; and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us. This news release does not constitute an offer or solicitation as to any securities. References to street or analyst earnings estimates mean those published by First Call.